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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: March 27, 2001


                        AMERICAN FILM TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



DELAWARE                                   1-9748               23-2359277
-----------------------------------        ------         ----------------------
(State or Other Jurisdiction            (Commission          (I.R.S. Employer
of Incorporation or Organization)       File Number)      Identification Number)


300 PARK AVENUE, 17TH FLOOR, NEW YORK, NY                        10022
-------------------------------------------               ----------------------
(Address of Principal Executive Offices)                       (Zip Code)

                                 (212) 572-6370
                                ----------------
              (Registrant's Telephone Number, Including Area Code)


ITEM 5. OTHER EVENTS.

The corporation remains in default with respect to a Settlement Agreement which was entered into with its Senior Secured Noteholder, Gerald Wetzler. The corporation has been unable to raise funds necessary to cure this default. Mr. Wetzler has claimed ownership of all of the assets of the corporation resulting from this default and his foreclosure on the assets.

The corporation does not have the ability to and will not challenge Mr. Wetzler's ownership of these assets. As a result, the corporation will cease all efforts to raise further capital or to resume its operations.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          American Film Technologies, Inc.



Dated:    March 27, 2001                  By:        /S/  Porter Bibb
                                                ----------------------------
                                                      Porter Bibb
                                                      Acting Chairman